UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2008

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634847
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Executive Officers

On February 27, 2008, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Golfsmith International Holdings, Inc. (the "Company") approved a cash bonus plan for employees of the Company including, its named executive officers, for the year 2008 (the "2008 Bonus Plan").

The Bonus Plan is intended to assist the Company in attracting, retaining and motivating executive officers and key employees, and to reward them for assisting the Company in achieving its operational and strategic goals during the 2008 fiscal year. The 2008 Bonus Plan was adopted to provide an outcome-based annual cash incentive to executive officers and key employees. Payments under the 2008 Bonus Plan, if any, are contingent upon the Company's achievement of certain corporate objectives, and the employee’s continued employment with the Company on the date of payment. The payment date for executive officers is expected to be in the first quarter of fiscal 2009.

The Committee set achievement of a specific earnings before income tax, depreciation and amortization ("EBITDA") target as a condition to funding the 2008 Bonus Plan. The Company believes that Instruction 4 to Item 402(b) of Regulation S−K is applicable to the specific EBITDA target because such disclosure would cause competitive harm to the Company as the financial target involves confidential information. The Company believes that given the general economic conditions and slow growth in the retail golf market, it may be difficult for the executive officers to obtain a bonus in fiscal 2008.

While the Company has not set specific individual performance targets for named executive officers other than the EBITDA target discussed above, it has identified the potential annual bonus for executive officers as a percentage of base salary by rank in the Company as follows:

Position and Potential Annual Bonus as a Percentage of 2008 Base Salary:
Senior Vice President 0-40%
Vice President 0-25%

The 2008 Bonus Plan includes a potential bonus for Virginia Bunte, the Chief Financial Officer. If the Company achieves the EBITDA target above, it will pay an annual bonus to Ms. Bunte pursuant to the terms of her employment agreement. The Company expects to disclose any annual bonus plan for its new Chief Executive Officer when he or she is appointed. Among the employees of the Company to whom the 2008 Bonus Plan applies are Frederick Quandt, Senior Vice President—Merchandising, and Matthew Corey, Vice President—Marketing and Brands, both of whom were named executive officers in 2007.

Notwithstanding the foregoing, the Committee retains full discretion to grant a bonus at fiscal year end and may decide to award or withhold an award for an individual based upon overall Company performance or upon each named executive officer’s personal performance during the year.

Item 8.01 Other Events.

On February 27, 2008, the Board of the Company appointed Glenda Chamberlain, an independent director, to the Compensation Committee.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

March 3, 2008	By:	Virginia Bunte

Name: Virginia Bunte
Title: Chief Financial Officer